UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 17, 2022

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On March 17, 2022, Novo Integrated Sciences, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) by and among the Company, Clinical Consultants International LLC (“CCI”), each of the members of CCI as set forth on the signature pages thereto (the “Members”), and Dr. Joseph Chalil as the representative of the Members (the “Members’ Representative”).

Pursuant to the terms of the Agreement, the parties thereto agreed to enter into a business combination transaction (the “Business Combination”), pursuant to which, among other things, the Members will sell and assign to the Company all of their membership interests of CCI, in exchange for a total of 800,000 restricted shares of the Company’s common stock (the “Exchange Shares”). The Exchange Shares will be apportioned among the Members pro rata based on their respective membership interest ownership percentage of CCI. Following the closing of the Business Combination (the “Closing”), the Company will own 100% of the issued and outstanding membership interests of CCI, and the Members or their designees will collectively own 800,000 restricted shares of the Company’s common stock.

Pursuant to the terms of the Agreement, the Company agreed to (i) name, at the Closing, Dr. Chalil as the Chief Medical Officer of the Company and the President of Novomerica Healthcare Group, Inc., which is a wholly owned subsidiary of the Company, (ii) enter into an employment agreement with Dr. Chalil, and (iii) name Dr. Chalil to the Company’s Board of Directors.

The Agreement contains customary representations and warranties and customary covenants.

The Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including by either party if the conditions to Closing of an opposing party have not been satisfied or waived by the applicable party on or prior to April 15, 2022 (“Termination Date”). If the Agreement is validly terminated by the CCI and the Members’ Representative pursuant to the terms of the Agreement, then the Company agreed to pay to CCI, of behalf of CCI, the Members and the Members’ Representative, an amount in cash equal to the reasonable out of pocket costs incurred by CCI, the Members and the Members’ Representative with respect to the Transactions (as defined in the Agreement), subject to a maximum payment of $50,000. If the Agreement is validly terminated by the Company pursuant to the terms of the Agreement, then CCI shall pay to the Company an amount in cash equal to the Company’s reasonable out of pocket costs incurred with respect to the Transactions, subject to a maximum payment due hereunder of $50,000.

Item 7.01 Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The foregoing (including the information presented in Exhibit 99.1) will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1, that is provided solely in connection with Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated March 17, 2022, by and among Novo Integrated Sciences, Inc., Clinical Consultants International LLC, each of the members of CCI and Dr. Joseph Chalil.
99.1	Press Release dated March 23, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: March 23, 2022	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer